UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 and 15(d) of
                       the Securities Exchange Act of 1934



                                December 10, 2004
                Date of Report (Date of earliest event reported)

                            AMERADA HESS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                                             13-4921002
       Delaware                     1-1204                  (IRS Employer
(State of Incorporation)    (Commission File Number)      Identification No.)


                           1185 Avenue of the Americas
                            New York, New York 10036
                     (Address of Principal Executive Office)


                                 (212) 997-8500
              (Registrant's Telephone Number, Including Area Code)


                                (Not Applicable)
                         (Former Name or Former Address,
                          If Changed Since Last Report)

Item 1.01.  Entry into a Material Definitive Agreement.
            -------------------------------------------

     On December 10, 2004, Amerada Hess Corporation (the "Registrant") entered into a revolving credit agreement with JP Morgan Chase Bank, N.A., as administrative agent, issuing bank and lender thereunder, Bank of America, N.A., Citibank, N.A., BNP Paribas, Barclays Bank plc, The Royal Bank of Scotland plc, The Bank of Nova Scotia, and Bayerische Landesbank, each as a lender and issuing bank thereunder, and The Bank of Tokyo-Mitsubishi, Ltd., DnB NOR Bank ASA, Mizuho Corporate Bank, Ltd., Standard Chartered Bank, UBS Loan Finance LLC, UFJ Bank Limited, New York Branch, Wachovia Bank, National Association, Commerzbank AG, Sumitomo Mitsui Banking Corporation, The Bank of New York, WestLB AG, New York Branch and ABN AMRO Bank N.V., each as lenders thereunder ("the Credit Agreement"). The Credit Agreement provides for a commitment to extend credit to the Registrant by the lenders thereunder in the form of revolving loans and by issuing banks thereunder in the form of letters of credit in an aggregate amount up to $2.5 billion. Unless terminated earlier in accordance with its terms, the Credit Agreement expires on December 10, 2009. Registrant may borrow on a committed basis with interest computed at an adjusted LIBOR rate, as defined in the Credit Agreement, or at a base rate equal to the higher of the prime rate as announced from time to time by JP Morgan Chase Bank, N.A. and 1/2 of 1% plus the federal funds rate, in each case together with an applicable margin based on the Registrant's public debt ratings.

     Among other terms of the Credit Agreement, the Credit Agreement provides that the ratio of total consolidated debt to total capitalization of the Registrant and its consolidated subsidiaries, as such terms are defined in the Credit Agreement, shall not exceed 0.625. Moreover, if at any time (i) the Registrant's public debt ratings from Moody's Investor Service, Inc. ("Moody's") and Standard & Poor's Ratings Group ("S&P") are both below investment grade,
(ii) neither S&P nor Moody's maintains a public debt rating for Registrant or
(iii) either S&P maintains a public debt rating for Registrant below BB+ or Moody's maintains a public debt rating for Registrant below Ba1, then an additional covenant shall become effective requiring that the ratio of total consolidated debt to consolidated EBITDA of the Registrant and its consolidated subsidiaries, as such terms are defined in the Credit Agreement, for the most recent period of four consecutive fiscal quarters for which financial statements are available, shall not exceed 3.50. This latter covenant shall cease to be of any further force or effect and shall be deemed deleted from the Credit Agreement if the Registrant's public debt ratings from S&P and Moody's are simultaneously investment grade. Registrant would have been in compliance with this covenant if it had been in effect with respect to fiscal year 2003 and the four consecutive fiscal quarters ended September 30, 2004, the ratio for such periods being 1.57 and 1.51, respectively.

     From time to time, the Company has had banking relationships with the parties to the Credit Agreement and affiliates of certain of these parties have served in the past as underwriters in public offerings of securities by the Registrant.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an
           Off Balance Arrangement.
           ---------------------------------------------------------------------

           See Item 1.01.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERADA HESS CORPORATION

DATE: December 14, 2004                 By: /s/ John P. Rielly
                                           -----------------------------------
                                           Name:  John P. Rielly
                                           Title: Senior Vice President
                                                  and Chief Financial Officer